UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GH CAPITAL INC.

(Exact name of registrant as specified in its charter)

Florida	7389	38-3955212
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 South Biscayne Boulevard

Suite 2790

Miami, FL 33131

Tel.: (305) 714- 9397

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Copies of communications to:

Max Schatzow, Esq.

Stark & Stark, PC

993 Lenox Drive

Building 2

Lawrenceville, NJ 08648

Tel. No.: (609) 219-7452

Fax No.: (609) 895-7395

As soon as practicable after this Registration Statement becomes effective

(Approximate date of commencement of proposed sale to the public)

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the date this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	16,997,417	$0.15	$2,549,612.55	$256.75

(1)	This Registration Statement covers the resale by our selling shareholders of common stock previously issued to such selling shareholders in private transactions directly with the Company.
(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our Common Stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to some of our shareholders in a private placement. The price of $0.15 is a fixed price at which the selling security holders may sell their shares until our Common Stock is quoted on the OTC Markets at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective.

This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 21, 2016

GH CAPITAL INC.

16,997,417 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. The Common Stock to be sold by the selling security holders as provided in the “Selling Security Holders” section is shares of our common stock, par value $0.0001 per share (the “Common Stock”), that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the Common Stock covered by this prospectus.

Our Common Stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of Common Stock. Common Stock being registered in this Registration Statement may be sold by selling security holders at a fixed price of $0.15 per share until our Common Stock is quoted on the OTC Markets (“OTC Markets”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: July 21, 2016

No dealer, salesperson or other individual has been authorized to give any information or to make any representation other than those contained in this prospectus in connection with the offer made by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the selling stockholders. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or that information contained herein is correct as of any time subsequent to the date hereof.

For investors outside the United States: We have not, and the selling stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “GH Capital Inc.,” “GHC,” “Company,” “we,” “us” and “our” refer to GH Capital Inc.

Overview

GH Capital Inc. (the “Company”), a Florida corporation, has developed an online payment gateway called “ClickDirectPay” to process online wire transfer transactions for diversified online merchants with a target market in Europe. We were incorporated on May 5, 2014 in the State of Florida. On November 12, 2015, we filed a certificate of amendment with the State of Florida to change our name from Global Humax Capital Management, Inc. to GH Capital Inc.

Our service intends on allowing web-based merchants to utilize ClickDirectPay, which is available at https://www.clickdirectpay.com. More specifically, we plan on focusing on establishing ClickDirectPay as a cost-effective alternative to current payment gateway systems used throughout Europe. Our President, Wolfgang Ruecker, intends on operating the Company primarily in Europe where he resides. Our service will assist online merchants to increase profits by reducing existing processing costs. Currently, customers and users throughout Europe (including Germany, Austria, Spain, Italy, Greece, and the Netherlands) prefer to pay bills with an online wire transfer instead of paying with credit cards or Paypal. We believe our ClickDirectPay payment gateway will meet the needs of the European online marketplace.

ClickDirectPay began Beta testing of the system on May 6, 2016. The Beta testing is currently limited to one merchant accepting real-time transactions from customers. The service is only available to the single merchant from 9am to 8pm Central Europe Time (the service will be available 24 hours a day when fully operational). Currently, transactions generated through ClickDirectPay from this single merchant were nominal. This merchant is currently a customer of Global Humax Cyprus Ltd., which is an affiliated company. Accordingly, we invoice Global Humax Cyprus Ltd, for the ClickDirectPay revenues earned by this merchant and we have generated net revenues - related party of approximately $1,570.

Where You Can Find Us

The Company’s principal executive office and mailing address is 200 South Biscayne Boulevard, Suite 2790, Miami, FL 33131. Our telephone number is (305) 714-9397.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

  A requirement to have only two years of audited financial statements and only two years of related MD&A;
  Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;
  Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
  No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

Common stock offered by selling security holders	16,997,417 shares of common stock. This number represents 49.21% of our current outstanding common stock (1).

Common stock outstanding before the offering	34,537,417

Common stock outstanding after the offering	34,537,417

Terms of the Offering	The selling security holders will determine when and how they will sell the Common Stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.15 per share until our Common Stock is quoted on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the Common Stock has been sold pursuant to the Registration Statement or (ii) such time as all of the Common Stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market	There is currently no trading market for our Common Stock. We intend to apply soon for quotation on the OTC Markets. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that market-maker will agree to assist us.

Use of proceeds	We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

(1) Based on 34,537,417 shares of common stock outstanding as of July 21, 2016.

SUMMARY HISTORICAL FINANCIAL DATA

The following tables set forth, for the periods and as of the dates indicated, our summary historical financial data. The statements of operations data for the periods ended September 30, 2015 and 2014 are derived from our audited financial statements included elsewhere in this prospectus. The statements of operations data for the six months ended March 31, 2016 and 2015 are derived from our unaudited condensed financial statements included elsewhere in this prospectus.

You should read the following information together with the more detailed information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus. Our historical results are included for illustrative and informational purposes only and are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year.

	Six Months Ended March 31,		Year Ended September 30,	For the Period from May 5, 2015 (Inception) to September 30,
	2016	2015	2015	2014
	(Unaudited)	(Unaudited)
Statement of Operations Data:
Revenues:
Third party	$15,000	$5,000	$15,000	$—
Related party	4,000	6,000	4,000	—
Total Revenues	19,000	11,000	19,000	—
Cost of revenues and Operating Expenses	56,341	14,194	79,863	76,450
Loss from Operations	(37,341)	(3,194)	(60,863)	(76,450)
Other Expense	(3,119)	—	(281)	—
Net Loss	(40,460)	(3,194)	(61,144)	(76,450)
Unrealized loss on available-for-sale marketable securities	(2,257)	—	—	—
Comprehensive (loss) income	(42,717)	(3,194)	(61,144)	(76,450)
Net Loss per Common Share	$(0.00)	$(0.00)	$(0.00)	$(0.01)
Weighted Average Shares Outstanding - Basic and Diluted	33,853,318	31,520,462	32,598,678	11,756,865

March 31,
2016
(Unaudited)
Balance Sheet Data:
Total assets	$134,769
Total liabilities	$28,030
Total stockholders' equity	$106,739

RISK FACTORS

The shares of our Common Stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any Shares. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our Common Stock.

RISKS RELATED TO OUR BUSINESS

Limited Operating History; Accumulated Deficit

The Company was formed and began operations on May 5, 2014. Prior to that time, the Company had no operations upon which an evaluation of the Company and its prospects could be based. There can be no assurance that management of the Company will be successful in selling its services to web-based merchants or that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

Our Independent Registered Public Accounting Firm Has Expressed Substantial Doubt As To Our Ability To Continue As A Going Concern.

Based on our financial history since inception, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We have generated very little revenue.  If we are unable to successfully implement our business, then we may be unable to continue to operate.

We Need Additional Capital To Develop Our Business.

The development of our services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. We believe that our currently available capital resources may only enable the Company to continue with our planned operations for a twelve to fifteen month period. Aside from legal and accounting expenses, we do not currently incur many recurring operational costs. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

Requirements associated with being a reporting public company will require significant company resources and management attention.

Commencing on the effective date of the registration statement of which this prospectus is a part, we will be required to file certain reports with the SEC pursuant to Section 15(d) of the Exchange Act. We intend to file periodic reports to maintain current information with the SEC on Forms 10-Q, 10-K and 8-K as prescribed by the rules and regulations of the Exchange Act. We work with independent legal, accounting and financial advisors to ensure adequate disclosure and control systems to manage our growth and our obligations as a company that files reports with the SEC. These areas include corporate governance, internal controls, disclosure controls and procedures and financial reporting and accounting systems. However, we cannot assure you that these and other measures we may take will be sufficient to allow us to satisfy our obligations as an SEC reporting company on a timely basis.

In addition, compliance with reporting and other requirements applicable to SEC reporting companies will create additional costs for us. It will require the time and attention of management and will require the hiring of additional personnel and legal and other professionals. We cannot predict or estimate the amount of the additional costs we may incur, the timing of such costs or the impact that our management’s attention to these matters will have on our business.

Our inability to effectively manage our growth could harm our business and materially and adversely affect our operating results and financial condition.

Our strategy envisions growing our business. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

  expand our business effectively or efficiently or in a timely manner;
  allocate our human resources optimally;
  meet our capital needs;
  identify and hire qualified employees or retain valued employees; or
  effectively incorporate the components of any business or product line that we may acquire in our effort to achieve growth.

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

We will be required to attract and retain top quality talent to compete in the marketplace.

We believe our future growth and success will depend in part on our ability to attract and retain highly skilled managerial, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to compete in the marketplace.

Our officers may not provide their entire business efforts to the Company, which may cause the Company to fail.

Our future ability to execute our business plan depends upon the continued service of our executive officer, Wolfgang Ruecker. Mr. Ruecker is also an officer and director of Global Humax Cyprus Ltd. a business that previously focused on payment systems, but has since refocused its efforts on white label branding of credit cards. As such, Mr. Ruecker may be limited in the amount of time he can devote to the Company.

RISK FACTORS RELATING TO OUR TECHNOLOGY:

Our systems and our third party providers’ systems may fail due to factors beyond our control, which could interrupt our service, cause us to lose business and increase our costs.

We depend on the efficient and uninterrupted operation of numerous systems, including systems of third parties, in order to provide services to our clients. The systems and operations of our third party providers could be exposed to damage or interruption from, among other things, fire, natural disaster, power loss, telecommunications failure, unauthorized entry, security breach, computer viruses, defects and development delays. Defects in the systems of third parties, errors or delays in the processing of payment transactions, telecommunications failures or other difficulties could result in loss of revenues and clients, reputational harm, and additional operating expenses in order to remediate the failures, fines imposed by payment networks and exposure to other losses or other liabilities.

The payment processing industry is highly competitive, and we compete with certain firms that are larger and that have greater financial resources. Such competition could adversely affect the transaction and other fees we receive from merchants and financial institutions, and as a result, our margins, business, financial condition and results of operations.

The market for payment processing services is highly competitive. We compete with certain other providers of payment processing services that have significant resources and a sizable market share in the markets in which we operate. We also face competitive pressure from non-traditional payment processors and other market participants that have significant financial resources.

Our competitors include financial institutions and well-established payment processing companies.

Competition could result in a great difficulty attracting new clients. Furthermore, if competition causes us to reduce the fees we charge in order to attract clients, there is no assurance we can successfully control our costs. One or more of these factors could have a material adverse effect on our business, financial condition and results of operations.

Furthermore, we are facing competitive pressure from non-traditional payments processors and other parties entering the payments industry, such as PayPal, Google, Apple, Alibaba and Amazon, who compete in processing merchant transactions. These companies have significant financial resources and robust networks and are highly regarded by consumers.

Our inability to protect our systems and data from continually evolving cybersecurity risks or other technological risks could affect our reputation among our merchant clients and cardholders and may expose us to penalties, fines, liabilities and legal claims.

In order to provide our services, we process and store sensitive business information and personal information about our merchants, merchants’ customers, vendors, partners and other parties. This information may include credit and debit card numbers, bank account numbers, names and addresses, and other types of personal information or sensitive business information. Some of this information is also processed and stored by our merchants, third-party service providers to whom we outsource certain functions, and other agents (which we refer to collectively as our "associated third parties"). We have responsibility to the card networks and their member financial institutions for our failure or the failure of our associated third parties to protect this information.  While plans and procedures are in place to protect this sensitive data, we cannot be certain that these measures will be successful and will be sufficient to counter all current and emerging technology threats that are designed to breach our systems in order to gain access to confidential information.

Our computer systems are subject to penetration and our data protection measures may not prevent unauthorized access. The techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and are often difficult to detect. Threats to our systems and our associated third parties’ systems can derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. Computer viruses can be distributed and could infiltrate our systems or those of our associated third parties. In addition, denial of service or other attacks could be launched against us for a variety of purposes, including to interfere with our services or create a diversion for other malicious activities. Our defensive measures may not prevent unauthorized access or use of sensitive data. We currently do not maintain insurance coverage that may cover certain aspects of cyber risks and we may incur losses.

We could also be subject to liability for claims relating to misuse of personal information, such as unauthorized marketing purposes and violation of data privacy laws. We cannot provide assurance that the contractual requirements related to security and privacy that we impose on our service providers who have access to merchant and customer data will be followed or will be adequate to prevent the unauthorized use or disclosure of data. In addition, we have agreed in certain agreements to take certain protective measures to ensure the confidentiality of merchant and consumer data. The costs of systems and procedures associated with such protective measures may increase and could adversely affect our ability to compete effectively. Any failure to adequately enforce or provide these protective measures could result in liability, protracted and costly litigation and, with respect to misuse of personal information of our merchants and consumers, lost revenue and reputational harm.

Any type of security breach, attack or misuse of data described above or otherwise, could harm our reputation and deter existing and prospective customers from using our services or from making electronic payments generally, increase our operating expenses in order to contain and remediate the incident, expose us to unbudgeted or uninsured liability, disrupt our operations (including potential service interruptions), distract our management, increase our risk of regulatory scrutiny, result in the imposition of penalties and fines under state, federal and foreign laws or by the card networks, and adversely affect our continued card network registration and financial institution sponsorship.

In order to remain competitive, we must continually and quickly update our services, a process that could result in higher costs.

The electronic payments markets in which we compete are characterized by rapid technological change, new product introductions, evolving industry standards and changing customer needs. In order to remain competitive, we may need to update ClickDirectPay or even consider creating additional mobile payment applications or services in the electronic payments industry. These projects carry the risks associated with any development effort, including cost overruns, delays in delivery and performance problems. Any delay in the delivery of new services or the failure to differentiate our services could render them less desirable to our customers, or possibly even obsolete. Furthermore, as the market for alternative payment processing services evolves, it may develop too rapidly or not rapidly enough for us to recover the costs we have incurred in developing new services targeted at this market.

Any failure to deliver an effective and secure product or any performance issue that arises with a new product or service could result in significant processing or reporting errors or other losses. As a result of these factors, our development efforts could result in higher costs that could reduce our earnings in addition to a loss of revenue and earnings if promised new services are not delivered timely to our customers or do not perform as anticipated.

We rely on various financial institutions to provide clearing services in connection with our settlement activities. If we are unable to maintain clearing services with these financial institutions and are unable to find a replacement, our business may be adversely affected.

We rely on various financial institutions to provide clearing services in connection with our settlement activities. If such financial institutions should stop providing clearing services, we must find other financial institutions to provide those services. If we are unable to find a replacement financial institution we may no longer be able to provide processing services to certain customers, which could negatively affect our revenue and earnings.

RISKS RELATED TO OUR COMMON STOCK

There is no assurance of a public market or that our common stock will ever trade on a recognized exchange. therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

We have never paid dividends on our common stock, and cannot guarantee that we will pay dividends to our stockholders in the future.

We have never paid dividends on our common stock. For the foreseeable future, we intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock. However, in the future, our board of directors may declare dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our board of directors deems relevant. Accordingly, investors may need to sell their shares of our common stock to realize a return on their investment, and they may not be able to sell such shares at or above the price paid for them. We cannot guarantee that we will pay dividends to our stockholders in the future.

The offering price of the common stock was determined based on the price of our private offering, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.15 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Our common stock is considered a penny stock, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

Because we are subject to additional regulatory compliance matters as a result of being a public company, which compliance includes Section 404 of the Sarbanes-Oxley Act, and our management has no experience managing a public company, the failure to comply with these regulatory matters could harm our business.

Our management and outside professionals will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company. Wolfgang Ruecker, our President, does not have any experience running a public company. For now, he will rely heavily on legal counsel and accounting professionals to help with our future SEC reporting requirements. This will likely divert needed capital resources away from the objectives of implementing our business plan. These expenses could be more costly than we are able to bear and could result in us not being able to successfully implement our business plan.

We expect rules and regulations such as the Sarbanes-Oxley Act will increase our legal and finance compliance costs and make some activities more time-consuming than in the past. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company.

As a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, but will not be required to provide an auditor’s attestation regarding such report and management’s report need not be provided until our second annual report. Section 404 compliance efforts may divert internal resources and will take a significant amount of time and effort to complete. We may not be able to successfully complete the procedures and certification of Section 404 by the time we will be required to do so. If we fail to do so, or if in the future our management determines that our internal controls over financial reporting are not effective, we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our stock. Furthermore, whether or not we comply with Section 404, any failure of our internal controls could have a material adverse effect on our stated financial position and results of operations and harm our reputation. If we are unable to implement necessary procedures or changes effectively or efficiently, it could harm our operations, financial reporting or financial results.

ADDITIONAL RISK FACTORS:

Dependence On Key Personnel

The Company will be dependent on its Chief Executive Officer, Wolfgang Ruecker, for the foreseeable future. The loss of the services of Mr. Ruecker could have a material adverse effect on the operations and prospects of the Company.

Apart from its officers, Mr. Ruecker and Mr. Podeyn, as of the date hereof, the Company does not have any employees and does not have an employment agreement with Messrs. Ruecker or Podeyn. It is contemplated that the Company may enter into employment agreements usual and customary for its industry in the future. The Company does not currently have any "key man" life insurance on Messrs. Ruecker or Podeyn.

Certain of our officers and directors reside outside the United States. Therefore, certain judgments obtained against our Company by our shareholders may not be enforceable.

The Company is a Florida Corporation. Wolfgang Ruecker is an officer and director and resides outside of the United States. Mr. Ruecker’s assets are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against these persons the United States federal securities laws, or to enforce judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States, including the Securities Act and the Exchange Act.

 We Are An “Emerging Growth Company,” And Any Decision On Our Part To Comply Only With Certain Reduced Disclosure Requirements Applicable To “Emerging Growth Companies” Could Make Our Common Stock Less Attractive To Investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

The Jobs Act Allows Us To Delay The Adoption Of New Or Revised Accounting Standards That Have Different Effective Dates For Public And Private Companies.

Since we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our Shares Of Common Stock Will Not Be Registered Under The Exchange Act And As A Result We Will Have Limited Reporting Duties Which Could Make Our Common Stock Less Attractive To Investors.

Our shares of Common Stock are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our shares of Common Stock under the Exchange Act for the foreseeable future, provided that, we will register our shares of Common Stock under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the Registration Statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our shares of Common Stock are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our shares of Common Stock are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding shares of Common Stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of shares of Common Stock and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) Registration Statement, and periodic reports we file thereunder. Furthermore, so long as our shares of Common Stock are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Because Our Common Stock Is Not Registered Under The Securities Exchange Act Of 1934, As Amended, Our Reporting Obligations Under Section 15(D) Of The Securities Exchange Act Of 1934, As Amended, May Be Suspended Automatically If We Have Fewer Than 300 Shareholders Of Record On The First Day Of Our Fiscal Year.

Our Common Stock is not registered under the Exchange Act, and we do not intend to register our Common Stock under the Exchange Act for the foreseeable future (provided that, we will register our Common Stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act).   As long as our Common Stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The common stock being offered for resale by the selling security holders consist of 16,997,417 shares of our common stock held by 22 shareholders. The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 21, 2016 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares Beneficially Owned prior to Offering	Percentage Beneficially Owned prior to Offering	Shares to Offer	Shares Beneficially Owned after Offering	Percentage Beneficially Owned After Offering
RALF ALBANI	1,250	0.00%	1,250	0	0%
CHRISTOPH BOSCH	12,500	0.04%	12,500	0	0%
ROCHE BOSEK	5,000,000	14.48%	5,000,000	0	0%
WERNER BUNTER	2,500	0.01%	2,500	0	0%
MICHAEL FERENTINOS	170,000	0.49%	170,000	0	0%
BRANISLAV KATIC	1,500,000	4.34%	1,500,000	0	0%
MONIKA KATIC	2,000	0.01%	2,000	0	0%
ANDY LEMOS	12,500	0.04%	12,500	0	0%
THOMAS MIELKE	3,501,250	10.14%	3,501,250	0	0%
INGE MULLER-KARNIK	12,500	0.04%	12,500	0	0%
MIRJANA OETZBACH	1,875	0.01%	1,875	0	0%
ERIK SVEN OETZBACH	2,500,000	7.24%	2,500,000	0	0%
OANNIS PAPAPETROU	8,500	0.02%	8,500	0	0%
CARL C PODEYN (1)	152,500	0.44%	152,500	0	0%
ALEKSANDAR POPOVIC	3,125	0.01%	3,125	0	0%
WOLFGANG RUECKER (2)	20,050,000	58.05%	2,750,000	17,300,000	50.09%
ZORAN KATIC	1,500	0.00%	1,500	0	0%
JAN SERDAK	750,000	2.17%	750,000	0	0%
KIM STOLL	43,750	0.13%	43,750	0	0%
AKSHAR TECHNOLOGIES LTD (3)	140,000	0.41%	140,000	0	0%
UENAL OEZKOEK	35,000	0.10%	35,000	0	0%
CFO ONCALL, INC. (4)	146,667	0.42%	146,667	0	0%
(1)	Carl Podeyn is the Company’s COO, Secretary and Director.
(2)	Wolfgang Ruecker is Director, President and CEO of the Company.
(3)	Akshar Technologies LTD is beneficially owned by Akshay Patel.
(4)	CFO Oncall, Inc. is beneficially owned by Adam Wasserman and Daisy Aronce. Mr. Wasserman maintains 80% ownership in the voting rights of CFO Oncall, Inc. and Ms. Aronce maintains the remaining percent.

There are no agreements between the Company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.15 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Markets, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Markets concurrently with the filing of this prospectus. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.15 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

  ordinary brokers transactions, which may include long or short sales, transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading, through direct sales to purchasers or sales effected through agents, through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 500,000,000 shares of common stock, of which 490,000,000 shares are common stock, $0.0001 par value per share and 10,000,000 shares are preferred stock, $0.0001 par value per share.

Common Stock

We are authorized to issue 490,000,000 shares of common stock, $0.0001 par value per share. Currently, we have 34,537,417 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.0001 par value per share. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent for the common stock will be West Coast Stock Transfer, 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Stark & Stark, PC located at 993 Lenox Drive, Lawrence, NJ 08648, will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements as of September 30, 2015 and 2014 included in this prospectus and the registration statement have been audited by D’Arelli Pruzansky, P.A., 5489 Wiles Road, Suite 303, Coconut Creek, FL 33073, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the Common Stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

DESCRIPTION OF BUSINESS

Overview

GH Capital Inc. (the “Company”), a Florida corporation, has developed an online payment gateway called “ClickDirectPay” to process online wire transfer transactions for diversified online merchants with a target market in Europe. We were incorporated on May 5, 2014 in the State of Florida. On November 12, 2015, we filed a certificate of amendment with the State of Florida to change our name from Global Humax Capital Management, Inc. to GH Capital Inc.

Our service enables web-based merchants to accept ClickDirectPay online, which is available at https://www.clickdirectpay.com. More specifically, we will focus on establishing ClickDirectPay as a cost-effective alternative to current payment gateway systems used throughout Europe. Our service will assist online merchants to increase profits by reducing existing processing costs. Currently, customers and users throughout Europe (including Germany, Austria, Spain, Italy, Greece, and the Netherlands) prefer to pay bills with an online wire transfer instead of paying with credit cards or Paypal. We believe our ClickDirectPay payment gateway will meet the needs of the European online marketplace.

We were formed to discover and promote new technologies in the financial industry, but our only product or service is currently ClickDirectPay. We will offer our service to potentially high-risk, niche markets. These markets include e-commerce, gaming, adult entertainment, and digital goods. Furthermore, we will market our service to large acquiring and issuing banks, as well as financial institutions in Europe, to provide our service to their clients.

ClickDirectPay is a real-time, online payment method that offers customers a convenient way to make a payment through their bank's online banking system through online ordering processes. The online merchant receives real-time confirmation of payment through ClickDirectPay, facilitating the direct delivery of the service, good or digital content.

ClickDirectPay is a merchant payment portal that allows customers to make payments directly into the merchant (retailer) bank account. ClickDirectPay allows the merchant to make and track payments in real time. ClickDirectPay is based in, and developed for, the security standards of German online banking. ClickDirectPay meets the most current security protocols for online transactions. Customer details are encrypted and transactions data is “tokenized,” meaning that the customer’s sensitive data is substituted with a non-sensitive equivalent. ClickDirectPay is cloud-based and is fully hosted on Amazon Cloud, which is Payment Card Industry Security Standard (PCI compliant).

We hope that our unique ClickDirectpay software in combination with a discounted processing fee structure will attract more merchants. ClickDirectPay intends on marketing its platform to editors and freelance writers associated with large financial European newspapers and online press, however there is no guarantee that traction will occur.

Going Concern

Based on our financial history since inception, we, along with our independent registered public accounting firm have expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated very little revenue and have limited tangible assets. Our company has a limited operating history and must be considered in the development stage. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to obtain a profitable basis. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Software Development Costs

We entered into a relationship with a third party development company to develop a web-based application in Java/J2EE to develop the application. We committed to pay cash of $67,000 in development fees for the completion of the product of which approximately $41,674 was paid as of March 31, 2016. In July 2015, we issued 70,000 shares of common stock valued at $.16 per common share or $11,200 to this third party development company as part of a product development agreement. The shares were valued at the most recent cash price paid per share. In connection with these shares, we recorded capitalized development costs of $11,200. Additionally, on January 7, 2016, we issued an additional 70,000 shares of common stock valued at $.18 per common share or $12,600 to this third party development company as part of a product development agreement. The shares were valued at the most recent cash price paid per share. In connection with these shares, we recorded capitalized development costs of $12,600.

Customers

ClickDirectPay began Beta testing of the system on May 6, 2016. The Beta testing is currently limited to one merchant accepting real-time transactions from customers. The service is only available to the single merchant from 9am to 8pm Central Europe Time (the service will be available 24 hours a day when fully operational).

Marketing

We market our ClickDirectPay online payment gateway service through a large network of existing resellers and free-lancers from the payment industry in Germany, Austria and Spain. We are not actively marketing our services using any direct marketing campaigns. We have marketed our services primarily through word-of-mouth.

We are focusing on expanding our offering within Europe by seeking out banks and financial institutions in other European countries in need of our service offering.

Competition

Our competitors in the online payment industry are numerous in Europe. Our competitors include financial institutions and well-established payment processing companies. In Europe, specifically in Germany, we face competition from both SOFORT GmbH and GIROPAY SOLUTIONS GmbH. We also face competition from PayPal. Our primary competitor is SOFORT and they offer a nearly identical service that we intend on offering. However, we intend on providing the service at reduced costs in the hopes that merchants will prefer our service.

We also face competition from Giropay Solutions which has a minimal market share of online payment transactions compared to SOFORT GmbH and is only able to process transactions through a smaller percentage of banks in Germany. We also face competition from PayPal in Europe.

In Europe, financial institutions remain the primary providers of merchant acquiring payment services to merchants, although the outsourcing of these services to third-party service providers is becoming more prevalent. Merchant acquiring payment services have become increasingly complex, requiring significant capital commitments to develop, maintain and update the systems necessary to provide these advanced services at competitive prices.

Government Regulation

We are not aware of any existing governmental regulations that would have a material effect on our business at this time. However, on August 10, 2015, the European Parliament issued a revised directive (the “Directive”) on Payment Services, which will not become effective until 1) it is adopted by the EU Council of Ministers, 2) it is published in the Official Journal of the EU, and 3) the EU Member States will have two years to introduce the necessary changes in their national laws to comply with the new rules. Under the Directive, the Company is deemed to be a “payment initiation service” and may become subject to rules regarding confidentiality, liability and security on consumer transactions. However, none of these has taken place yet.

Employees

We currently have no employees, aside from the Company’s CEO and Director, Wolfgang Ruecker and our COO, Secretary and Director Carl Podeyn.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 200 South Biscayne Boulevard Suite 2790, Miami, FL 33131, and our telephone number is (305) 714-9397. We lease our office space through a virtual office provider.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Markets upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTC Markets or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 28 holders of our common stock.

Rule 144 Shares

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the Company’s common stock then outstanding which, in our case, would equal approximately 345,374 shares of our common stock as of the date of this prospectus.

In accordance with the volume and trading limitations of Rule 144 of the Act, in general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least twelve month if the Company is not subject to the reporting requirements of the Securities Act of 1934 or six months provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the number of shares of the company's common stock then outstanding, since we are seeking to list our common stock on the OTC.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144, a person who is not one of the Company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year if the Company has been subject to the reporting requirements of the Securities Act of 1934 and two years if not subject to the reporting requirements of the Securities Act of 1934, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

The selling security holders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Stock Option Grants

We currently have not issued any stock options.

Recent Sales of Unregistered Securities

Pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, on May 5, 2014, we issued 20,000,000 shares of our common stock to our founder, Wolfgang Ruecker, at a value of $.055 per shares in exchange for the founder paying $11,000 of Company expenses. In connection with issuance of these common shares, we recorded a subscription receivable of $11,000 which was reflected on the accompanying balance sheet at September 30, 2014 and was received in fiscal 2015 in the form of legal and other expenses paid by the founder.

Pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, on May 8, 2014, we issued 170,000 shares of common stock to a consultant for marketing services rendered. These common shares were valued at a negotiated price of $.12 per share, resulting in a charge to professional fees expense in the statement of operations. The negotiated price was used to value these shares because no market had been established for the stock, based on a lack of any prior transactions with any entity other than the Company's founder. This resulted in a charge of $20,400 to professional fees expense in the statement of operations.

Pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, during the period from May 5, 2014 (inception) to September 30, 2014, we issued 9,000,000 shares of common stock to initial investors in exchange for the initial investors’ payment of the Company’s legal fees and expenses totaling $50,250. In connection with issuance of these common shares, during the period from May 5, 2014 (inception) to September 30, 2014, we reduced accounts payable by $34,875, the amount that such investors paid for our legal fees and other expenses, and recorded a subscription receivable of $15,375 which was reflected on the accompanying balance sheet at September 30, 2014. In October 2014, such investors paid additional legal fees and expenses on behalf of the Company and we reduced the subscription receivable. The 9,000,000 shares of common stock were valued at a range from $.0055 to $.0058 per common share.

Pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, during the period from June 2014 to September 30, 2014, we issued 62,000 shares of common stock to consultants for services rendered. These common shares valued at a range from $.08 to $.12 per common share or $5,300. The negotiated price was used to value these shares because no market had been established for the stock, based on a lack of any prior transactions with any entity other than the Company's founder. This resulted in a charge of $5,300 to professional fees expense in the statement of operations.

Pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, from December 2014 to May 2015, we issued an aggregate of 4,343,750 shares of common stock to investors at a range from $.03 to $.18 per common share for cash proceeds of $146,000.

Pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, on April 15, 2015, we entered into an agreement with a member of our Board of Directors. In exchange for this member’s service to us as a director and Chief Operating Officer, we issued 150,000 shares of restricted common stock valued at $.16 per share, representing the most recent cash price paid per share, for a total value of $24,000 to the Director. The shares vest in four equal tranches every four months through April 15, 2016. We recorded compensation cost using the graded vesting method. Accordingly, we recorded compensation expense of $18,250 during the year ended September 30, 2015 to represent the vested portion and a prepaid expense of $5,750 at September 30, 2015 to represent the unvested portion.

Pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, in July 2015, we issued 70,000 shares of common stock valued at $.16 per common share or $11,200 to a third party vendor as part of a product development agreement. The shares were valued at the most recent cash price paid per share. In connection with these shares, we recorded capitalized development costs of $11,200.

Pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, on November 22, 2015, we issued 35,000 shares of common stock to an attorney for legal services rendered. The fair value of the shares were determined by using the most recent sale price of the common stock of $0.18 per common share. In connection with issuance of these common shares, we recorded stock-based professional fees of $6,300 over the service period.

Pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, on January 7, 2016, we issued 70,000 shares of common stock valued at $.18 per common share or $12,600 to a third party vendor as part of a product development agreement. The shares were valued at the most recent cash price paid per share. In connection with these shares, we recorded capitalized development costs of $12,600.

Pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, on May 19, 2016, we issued 146,667 shares of common stock to a vendor for services rendered. The fair value of the shares were determined to be $0.18 per common share. In connection with issuance of these common shares, we recorded stock-based professional fees of $26,400 over the service period.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Securities Authorized for Issuance under Equity Compensation Plans

None.

GH CAPITAL INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

GH Capital, Inc.

We have audited the accompanying balance sheets of GH Capital, Inc. as of September 30, 2015 and 2014 and the related statements of operations, stockholders’ equity, and cash flows for the year ended September 30, 2015 and the period from May 5, 2014 (inception) through September 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GH Capital, Inc. as of September 30, 2015 and 2014 and the results of its operations and its cash flows for the year ended September 30, 2015 and the period from May 5, 2014 (inception) through September 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had a net loss of approximately $61,000 for the year ended September 30, 2015, and an accumulated deficit of approximately $138,000 at September 30, 2105. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ D’Arelli Pruzansky, P.A.

Certified Public Accountants

Coconut Creek, Florida

June 2, 2016

F-1

GH CAPITAL INC.

BALANCE SHEETS

	As of September 30,
	2015	2014
ASSETS
Current assets:
Cash	$128,627	$—
Subscriptions receivable	—	26,375
Prepaid expenses and other current assets	12,875	—

Total current assets	141,502	26,375

Capitalized development costs, net	20,700	—

Total assets	$162,202	$26,375

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,463	$15,875
Due to related parties	3,183	—
Deferred revenue - related party	12,000	—
Deferred revenue	15,000	—

Total current liabilities	31,646	15,875

Commitments and contingencies

Stockholders' equity:
Preferred stock ($0.0001 par value; 10,000,000 shares authorized;
No shares issued and outstanding at September 30, 2015 and 2014	—	—
Common stock ($0.0001 par value; 490,000,000 shares authorized;
33,795,750 and 29,232,000 shares issued and outstanding at
September 30, 2015 and 2014, respectively)	3,380	2,923
Additional paid-in capital	264,770	84,027
Accumulated deficit	(137,594)	(76,450)

Total stockholders' equity	130,556	10,500

Total liabilities and stockholders' equity	$162,202	$26,375

See accompanying notes to financial statements.

F-2

GH CAPITAL INC.

STATEMENTS OF OPERATIONS

		For the Period
	For the	From May 5, 2014
	Year Ended	(Inception) to
	September 30,	September 30,
	2015	2014

Revenues:
Third party	$15,000	$—
Related party	4,000	—

Total revenues	19,000	—

Cost of revenues	8,189	—

Gross profit	10,811	—

Operating Expenses:
Compensation	22,450	—
Professional fees	40,529	76,450
Other selling, general and administrative expenses	8,695	—

Total operating expenses	71,674	76,450

Loss from operations	(60,863)	(76,450)

Other expenses:
Other expense	(281)	—

Loss before income taxes	(61,144)	(76,450)

Provision for income taxes	—	—

Net loss	$(61,144)	$(76,450)

Net loss per common share - basic and diluted	$(0.00)	$(0.01)

Weighted average common shares outstanding -
Basic and diluted	32,598,678	11,756,865

See accompanying notes to financial statements.

F-3

GH CAPITAL INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE YEAR ENDED SEPTEMBER 30, 2015 AND

FOR THE PERIOD FROM MAY 5, 2014 (INCEPTION) TO SEPTEMBER 30, 2014

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Number	Amount	Capital	Deficit	Equity

Balance at May 5, 2014 (Inception)	—	$—	$—	$—	$—

Shares issued to founder	20,000,000	1,000	10,000	—	11,000

Issuance of common stock for services	232,000	23	25,677	—	25,700

Common stock issued for cash and subscriptions receivable	9,000,000	1,900	48,350	—	50,250

Net loss	—	—	—	(76,450)	(76,450)

Balance at September 30, 2014	29,232,000	2,923	84,027	(76,450)	10,500

Issuance of common stock for capitalized development costs	70,000	7	11,193	—	11,200

Issuance of common stock for cash	4,343,750	435	145,565	—	146,000

Issuance of common stock to a director for services	150,000	15	23,985	—	24,000

Net loss	—	—	—	(61,144)	(61,144)

Balance at September 30, 2015	33,795,750	$3,380	$264,770	$(137,594)	$130,556

See accompanying notes to financial statements.

F-4

GH CAPITAL INC.

STATEMENTS OF CASH FLOWS

		For the Period
	For the	From May 5, 2014
	Year Ended	(Inception) to
	September 30,	September 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(61,144)	$(76,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	18,250	25,700
Changes in operating assets and liabilities:
Prepaid expenses	(7,125)	—
Accounts payable	11,963	50,750
Deferred revenue - related party	12,000	—
Deferred revenue	15,000	—

Net cash used in operating activities	(11,056)	—

Cash flows from investing activities:
Capitalized development costs	(9,500)	—

Net cash used in investing activities	(9,500)	—

Cash flows from financing activities:
Proceeds from related party advances	3,183	—
Proceeds from the issuance of common stock	146,000	—

Net cash provided by financing activities	149,183	—

Net increase in cash	128,627	—

Cash - beginning of period	—	—

Cash - end of year	$128,627	$—

Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

Non-cash investing and financing activities:
Common stock issued for capitalized development costs	$11,200	$—
Common stock issued in exchange for payment of accounts payable	$—	$34,875
Common stock issued in exchange for subscription receivable	$—	$26,375
Reduction of subscription receivable in exchange for accounts payable	$26,375	$—
Common stock issued for future services	$5,750	$—

See accompanying notes to financial statements.

F-5

GH CAPITAL INC.

NOTES TO FINANICAL STATEMENTS

For the Year Ended September 30, 2015 and For the Period from

May 5, 2014 (Inception) to September 30, 2014

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

GH Capital Inc. (the “Company”), a Florida corporation, was formed on May 5, 2014 and commenced operations in October 2014. The Company provides online payment processing services to consumers, primarily in Europe.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with Regulation S-X of the Securities and Exchange Commission (the “SEC”). The Company’s fiscal year ends on September 30, of each year.

Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company had a net loss of $61,144 and $76,450 for the periods ended September 30, 2015 and 2014, respectively. The net cash used in operations were $11,056 and $0 for the periods ended September 30, 2015 and 2014, respectively. Additionally, the Company had an accumulated deficit of $137,594 at September 30, 2015. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of common stock, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the year. Actual results could be affected by those estimates. Included in these estimates are assumptions used in determining the lives of long-lived assets, valuation allowances for deferred tax assets and the fair value of the Company’s common stock, which from time to time may be issued in exchange for services provided in lieu of cash.

F-6

GH CAPITAL INC.

NOTES TO FINANICAL STATEMENTS

For the Year Ended September 30, 2015 and For the Period from

May 5, 2014 (Inception) to September 30, 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company adopted the guidance of ASC Topic 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, prepaid expenses and other, accounts payable, deferred revenues, and due to related parties approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

ASC Topic 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

F-7

GH CAPITAL INC.

NOTES TO FINANICAL STATEMENTS

For the Year Ended September 30, 2015 and For the Period from

May 5, 2014 (Inception) to September 30, 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

The Company maintains its cash in financial institutions for which balances are insured up to Federal Deposit Insurance Corporation limits of $250,000 per account. At times, cash balances may exceed the federally insured limits.

Two customers, one of which is a related party, currently account for all of the Company’s revenues.

Capitalized Development Costs

Software development costs related to the development of the Company’s electronic payment platform software, which is developed for internal use, falls under the accounting guidance of ASC Topic 350-40, Intangibles Goodwill and Other–Internal Use Software, in which computer software costs are expensed as incurred during the preliminary project stage and capitalization begins in the application development stage once the capitalization criteria are met. Costs associated with post implementation activities are expensed as incurred. Costs capitalized during the application development stage include external direct costs of materials and services consumed in developing or obtaining internal-use software and payroll and payroll-related costs for employees who are directly associated with, and who devote time to, the internal-use computer software. Once the project is substantially complete and ready for its intended use these costs are amortized on a straight-line basis over the technology's estimated useful life of three years. No amortization expense was recorded for the year ended September 30, 2015.

Impairment of Long-lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Foreign Currency Transactions

The reporting and functional currency of the Company is the U.S. dollar. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

F-8

GH CAPITAL INC.

NOTES TO FINANICAL STATEMENTS

For the Year Ended September 30, 2015 and For the Period from

May 5, 2014 (Inception) to September 30, 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue when persuasive evidence of a sale arrangement exists, services have been rendered, the sales price is fixed and determinable and collectability is reasonably assured. The Company’s revenue is currently comprised of monthly recurring services provided to customers, for whom charges are contracted for over a specified period of time. Payments received from customers that are related to future periods are recorded as deferred revenue until the service is provided.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment topic of ASC Topic 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The Financial Accounting Standards Board (“FASB”) also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company records compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third-parties are then revalued, or the total compensation is recalculated, based on the then current fair value, at each subsequent reporting date.

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the temporary differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates in effect for the year in which the differences are expected to affect taxable income. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of timing differences such as stock-based compensation and deferred revenue. A valuation allowance is provided against net deferred tax assets when the Company determines it is more likely than not that it will fail to generate sufficient taxable income to be able to realize the deferred tax assets.

F-9

GH CAPITAL INC.

NOTES TO FINANICAL STATEMENTS

For the Year Ended September 30, 2015 and For the Period from

May 5, 2014 (Inception) to September 30, 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of September 30, 2015 and 2014, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company has not filed its income tax returns for the periods ended September 30, 2014 and for the year ended September 30, 2015. These tax years are subject to examination. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of September 30, 2015.

Research and Development

Research and development costs are expensed as incurred.

Loss per Common Share and Common Share Equivalent

Basic loss per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income of the Company. The Company had no dilutive securities outstanding during the years ended September 30, 2015 and 2014.

Impact of Recently Issued Accounting Standards

From time to time, the FASB or other standards setting bodies will issue new accounting pronouncements. Updates to the FASB ASC are communicated through issuance of an Accounting Standards Update (“ASU”).

In April of 2015, the FASB issued ASU No. 2015-03, Interest – Imputation of Interest (Subtopic 835-30); Simplifying the Presentation of Debt Issuance Costs, which is effective for fiscal years beginning after December 15, 2015. The amendments in this Update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the debt, consistent with debt discounts. Early adoption is permitted. The Company does not believe that adoption of this ASU will have a material impact on its financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), which is effective for annual periods ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. Under ASU 2014-15, entities will be required to formally assess their ability to continue as a going concern and provide disclosures under certain circumstances. While current practice regarding such disclosures is often guided by U.S. auditing standards, the new standard explicitly requires the assessment at interim and annual periods, and provides management with its own disclosure guidance. The standard can be adopted early. The Company is currently assessing the impact that adopting these new assessment and disclosure requirements will have on its financial statements and footnote disclosures.

F-10

GH CAPITAL INC.

NOTES TO FINANCIAL STATEMENTS

For the Year Ended September 30, 2015 and For the Period from

May 5, 2014 (Inception) to September 30, 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impact of Recently Issued Accounting Standards (continued)

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”). ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. This new revenue recognition model provides a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2016 and interim periods within those periods. Early adoption is not permitted. The FASB has approved a one-year deferral of the effective date with the option to early adopt using the original effective date. Entities may use either a full retrospective or a modified retrospective approach to adopt ASU 2014-09. The Company is currently assessing the impact that adopting this new accounting guidance will have on its financial statements and footnote disclosures.

NOTE 3 - STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized. Preferred stock may be issued in one or more series. The Company’s board of directors is authorized to issue the shares of preferred stock in such series and to fix from time to time before issuance thereof the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of such series. No shares of preferred stock have been issued as of September 30, 2015 and 2014.

Common Stock

On May 5, 2014, the Company issued 20,000,000 shares of its common stock to the Company’s founder at a value of $.055 per shares in exchange for the founder paying $11,000 of Company expenses. In connection with issuance of these common shares, the Company recorded a subscription receivable of $11,000 which was reflected on the accompanying balance sheet at September 30, 2014 and was received in fiscal 2015 in the form of legal and other expenses paid by the founder.

On May 8, 2014, the Company issued 170,000 shares of common stock to a consultant for marketing services rendered. These common shares were valued at a negotiated price of $.12 per share, resulting in a charge to professional fees expense in the statement of operations. The negotiated price was used to value these shares because no market had been established for the stock, based on a lack of any prior transactions with any entity other than the Company's founder. This resulted in a charge of $20,400 to professional fees expense in the statement of operations.

F-11

GH CAPITAL INC.

NOTES TO FINANCIAL STATEMENTS

For the Year Ended September 30, 2015 and For the Period from

May 5, 2014 (Inception) to September 30, 2014

NOTE 3 - STOCKHOLDERS’ EQUITY (continued)

Common Stock (continued)

During the period from May 5, 2014 (inception) to September 30, 2014, the Company issued 9,000,000 shares of common stock to initial investors in exchange for the initial investors’ payment of the Company’s legal fees and expenses totaling $50,250. In connection with issuance of these common shares, during the period from May 5, 2014 (inception) to September 30, 2014, the Company reduced accounts payable by $34,875, the amount that such investors paid for Company legal fees and other expenses, and recorded a subscription receivable of $15,375 which was reflected on the accompanying balance sheet at September 30, 2014. In October 2014, such investors paid additional legal fees and expenses on behalf of the Company and the Company reduced the subscription receivable. The 9,000,000 shares of common stock were valued at a range from $.0055 to $.0058 per common share.

During the period from June 2014 to September 30, 2014, the Company issued 62,000 shares of common stock to consultants for services rendered. These common shares valued at a range from $.08 to $.12 per common share or $5,300. The negotiated price was used to value these shares because no market had been established for the stock, based on a lack of any prior transactions with any entity other than the Company's founder. This resulted in a charge of $5,300 to professional fees expense in the statement of operations.

From December 2014 to May 2015, the Company issued an aggregate of 4,343,750 shares of common stock to investors at a range from $.03 to $.18 per common share for cash proceeds of $146,000.

On April 15, 2015, the Company entered into an agreement with a member of its Board of Directors. In exchange for this member’s service to the Company as a director and Chief Operating Officer, the Company issued 150,000 shares of restricted common stock valued at $.16 per share, representing the most recent cash price paid per share, for a total value of $24,000 to the Director. The shares vest in four equal tranches every four months through April 15, 2016. The Company recorded compensation cost using the graded vesting method. Accordingly, the Company recorded compensation expense of $18,250 during the year ended September 30, 2015 to represent the vested portion and a prepaid expense of $5,750 at September 30, 2015 to represent the unvested portion.

In July 2015, the Company issued 70,000 shares of common stock valued at $.16 per common share or $11,200 to a third party vendor as part of a product development agreement. The shares were valued at the most recent cash price paid per share. In connection with these shares, the Company recorded capitalized development costs of $11,200.

At September 30, 2015, the Company had 490 million shares of common stock authorized and 33,795,750 shares of common stock were outstanding.

F-12

GH CAPITAL INC.

NOTES TO FINANCIAL STATEMENTS

For the Year Ended September 30, 2015 and For the Period from

May 5, 2014 (Inception) to September 30, 2014

NOTE 4 - INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income. The Company did not have an income tax provision or benefit for the year ended September 30, 2015 or for the period from May 5, 2014 (inception) to September 30, 2014. The Company has incurred losses and therefore has provided a full valuation allowance against net deferred tax assets as of September 30, 2015 and 2014.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the year ended September 30, 2015 and for the period from May 5, 2014 (inception) to September 30, 2014 were as follows:

	Year Ended September 30, 2015	For the Period from May 5, 2014 (inception) to September 30, 2014
Income tax benefit at U.S. statutory rate of 35%	$(21,400)	$(26,757)
State income tax, net of federal benefit	(2,140)	(2,675)
Stock-based compensation	7,026	9,895
Change in valuation allowance	16,514	19,537
Total provision for income tax	$—	$—

The Company’s approximate net deferred tax assets as of September 30, 2015 and 2014 were as follows:

	September 30, 2015	September 30, 2014
Deferred Tax Assets:
Net operating loss carryforward	$36,051	$19,537
Total deferred tax assets	36,051	19,537
Valuation allowance	(36,051)	(19,537)
Net deferred tax asset	$—	$—

At September 30, 2015, the Company had U.S. net operating loss carryforwards of $93,644 for income tax purposes, which expire in varying amounts through 2035. The amount of any benefit from the Company’s U.S. tax net operating losses is dependent on: (1) its ability to generate future taxable income, and (2) the unexpired amount of net operating loss carryforwards available to offset amounts payable on such taxable income. Any change in ownership greater than fifty percent under IRC section 382 places significant annual limitations on the use of the Company’s U.S. net operating losses to offset any future taxable U.S. income that may be generated.

The valuation allowance increased by $16,514 and $19,537 for the periods ended September 30, 2015 and 2014, respectively.

F-13

GH CAPITAL INC.

NOTES TO FINANCIAL STATEMENTS

For the Year Ended September 30, 2015 and For the Period from

May 5, 2014 (Inception) to September 30, 2014

NOTE 5 - RELATED PARTY TRANSACTIONS

On March 30, 2015, the Company entered into a services contract with Global Humax Cyprus Ltd. (“Cyprus”), a related party. Under the terms of the contract, the Company will provide services to Cyprus for a period of two years from the date of the agreement. The Company received payments under the contract totaling $16,000, which is being recognized as revenue over the term of the agreement. For the year ended September 30, 2015, revenues – related party amount to $4,000 and at September 30, 2015, deferred revenue – related party amounted to $12,000.

During the years ended September 30, 2015 Cyprus paid various general and administrative expenses on behalf of the Company in the amount of $3,183. These advances are non-interest bearing and are due on demand.

The Company paid cash compensation to a member of its board of directors in the amount of $4,800 in connection with a written agreement with the director (see Note 3).

NOTE 6 - SUBSEQUENT EVENTS

On November 22, 2015, the Company issued 35,000 shares of common stock to an attorney for legal services rendered. The fair value of the shares was determined by using the most recent sale price of the common stock of $0.18 per common share. In connection with issuance of these common shares, the Company recorded stock-based professional fees of $6,300 for the six months ended March 31, 2016.

On January 7, 2016, the Company issued 70,000 shares of common stock valued at $.18 per common share or $12,600 to a third party vendor as part of a product development agreement. The shares were valued at the most recent cash price paid per share. In connection with these shares, the Company recorded capitalized development costs of $12,600.

On May 19, 2016, the Company issued 146,667 shares of common stock for accounting services rendered. The fair value of the 146,667 shares was determined by using the most recent sale price of the common stock of $0.18 per common share for a fair value of $26,400 which will be recorded as stock-based accounting fees over the service period.

F-14

GH CAPITAL INC.

CONDENSED BALANCE SHEETS

	March 31,	September 30,
	2016	2015
	(Unaudited)
ASSETS
Current Assets:
Cash	$56,964	$128,627
Marketable securities	11,294	—
Prepaid expenses and other current assets	1,037	12,875

Total Current Assets	69,295	141,502

Capitalized development costs, net	65,474	20,700

Total Assets	$134,769	$162,202

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$16,847	$1,463
Due to related parties	3,183	3,183
Deferred revenue - related party	8,000	12,000
Deferred revenue	—	15,000

Total Current Liabilities	28,030	31,646

Commitments and contingencies

Stockholders' Equity:
Preferred stock ($0.0001 par value; 10,000,000 shares authorized; No shares
issued and outstanding at March 31, 2016 and September 30, 2015)	—	—
Common stock ($0.0001 par value; 490,000,000 shares authorized;
33,900,750 and 33,795,750 shares issued and outstanding at
March 31, 2016 and September 30, 2015, respectively)	3,390	3,380
Additional paid-in capital	283,660	264,770
Accumulated deficit	(178,054)	(137,594)
Accumulated other comprehensive loss - marketable securities	(2,257)	—

Total Stockholders' Equity	106,739	130,556

Total Liabilities and Stockholders' Equity	$134,769	$162,202

See accompanying condensed notes to unaudited financial statements.

F-15

GH CAPITAL INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Third party	$7,500	$5,000	$15,000	$5,000
Related party	2,000	6,000	4,000	6,000

Total revenues	9,500	11,000	19,000	11,000

Cost of revenues	2,996	697	5,769	697

Gross profit	6,504	10,303	13,231	10,303

Operating Expenses:
Compensation	4,162	—	9,512	—
Professional fees	25,869	7,271	36,507	12,637
Other selling, general and administrative expenses	1,662	509	4,553	860

Total operating expenses	31,693	7,780	50,572	13,497

(Loss) income from operations	(25,189)	2,523	(37,341)	(3,194)

Other Income (Expenses):
Gain (loss) from foreign currency transactions	22	—	(674)	—
Loss on sale of marketable securities	(2,445)	—	(2,445)	—

Total other income (expenses), net	(2,423)	—	(3,119)	—

(Loss) gain before income taxes	(27,612)	2,523	(40,460)	(3,194)

Provision for income taxes	—	—	—	—

Net (Loss) Income	$(27,612)	$2,523	$(40,460)	$(3,194)

Comprehensive (Loss) Income:
Net (loss) income	$(27,612)	$2,523	$(40,460)	$(3,194)

Unrealized loss on available-for-sale marketable securities	(2,868)	—	(2,257)	—

Comprehensive (loss) income	$(30,480)	$2,523	$(42,717)	$(3,194)

Net (Loss) Income per Common Share - basic and diluted	$(0.00)	$0.00	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding -
Basic and diluted	33,896,135	32,732,000	33,853,318	31,520,462

See accompanying condensed notes to unaudited financial statements.

F-16

GH CAPITAL INC.

CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	March 31,
	2016	2015
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(40,460)	$(3,194)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation and fees	11,613	—
Loss on sale of marketable securities	2,445	—
Changes in operating assets and liabilities:
Subscription receivable	—	5,300
Accounts receivable	—	(11,000)
Prepaid expenses	6,525	—
Accounts payable	15,384	5,883
Deferred revenue - related party	(4,000)	—
Deferred revenue	(15,000)	—

Net cash used in operating activities	(23,493)	(3,011)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(19,162)	—
Proceeds from sale of marketable securities	3,166	—
Capitalized development costs	(32,174)	—

Net cash used in investing activities	(48,170)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party advances	—	3,005
Overdraft in bank	—	6

Net cash provided by financing activities	—	3,011

Net decrease in cash	(71,663)	—

Cash - beginning of period	128,627	—

Cash - end of period	$56,964	$—

Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for subscription receivable	$—	$100,000
Reduction of subscription receivable in exchange for accounts payable	$—	$21,075
Common stock issued for capitalized development costs	$12,600	$—

See accompanying condensed notes to unaudited financial statements.

F-17

GH CAPITAL INC.

CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS

March 31, 2016

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

GH Capital Inc. (the “Company”), a Florida corporation, was formed on May 5, 2014 and commenced operations in October 2014. The Company provides online payment processing services to consumers, primarily in Europe.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in accordance with Regulation S-X of the Securities and Exchange Commission (the “SEC”). The Company’s fiscal year ends on September 30, of each year.

Going Concern

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company had a net loss of $40,460 and $3,194 for the six months ended March 31, 2016 and 2015, respectively. The net cash used in operations were $23,493 and $3,011 for the six months ended March 31, 2016 and 2015, respectively. Additionally, the Company had an accumulated deficit of $178,054 at March 31, 2016. Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. The Company is seeking to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of common stock, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail its operations. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the year. Actual results could be affected by those estimates. Included in these estimates are assumptions used in determining the lives of long-lived assets, valuation allowances for deferred tax assets and the fair value of the Company’s common stock, which from time to time may be issued in exchange for services provided in lieu of cash.

F-18

GH CAPITAL INC.

CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS

March 31, 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company adopted the guidance of ASC Topic 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, prepaid expenses and other current assets, accounts payable, due to related parties, deferred revenue – related party and deferred revenue approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with the accounting guidance.

The Company’s financial instruments consist primarily of marketable securities and certain accrued liabilities. Marketable securities are adjusted to fair value each balance sheet date, based on quoted prices; which are considered level 1 inputs (see note 3). The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows. The fair value of marketable securities categorized as Level 1 that are measured on a recurring basis totaled $11,294 and $0 as of March 31, 2016 and September 30, 2015, respectively.

ASC Topic 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents

F-19

GH CAPITAL INC.

CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS

March 31, 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Credit Risk

The Company maintains its cash in financial institutions for which balances are insured up to Federal Deposit Insurance Corporation limits of $250,000 per account. At times, cash balances may exceed the federally insured limits.

Two customers, one of which is a related party, currently account for all of the Company’s revenues.

Marketable Securities

Pursuant to ASC 320, Investments – Debt and Equity Securities, marketable securities held by the Company are held for an indefinite period of time and thus are classified as available-for-sale securities. The fair value is based on quoted market prices for the investment as of the balance sheet date. Realized investment gains and losses are included in the statement of operations, as are provisions for other than temporary declines in the market value of available for-sale securities. Unrealized gains and unrealized losses deemed to be temporary are excluded from earnings (losses), net of applicable taxes, as a component of other comprehensive income (loss). Factors considered in judging whether an impairment is other than temporary include the financial condition, business prospects and creditworthiness of the issuer, the length of time that fair value has been less than cost, the relative amount of decline, and the Company’s ability and intent to hold the investment until the fair value recovers. Realized gains and losses and decline in value judged to be other than temporary on available-for-sale securities are included in the statements of operations. The cost of securities sold or disposed is determined on First in First out, or FIFO method.

Capitalized Development Costs

Software development costs related to the development of the Company’s electronic payment platform software, which is developed for internal use, falls under the accounting guidance of ASC Topic 350-40, Intangibles Goodwill and Other–Internal Use Software, in which computer software costs are expensed as incurred during the preliminary project stage and capitalization begins in the application development stage once the capitalization criteria are met. Costs associated with post implementation activities are expensed as incurred. Costs capitalized during the application development stage include external direct costs of materials and services consumed in developing or obtaining internal-use software and payroll and payroll-related costs for employees who are directly associated with, and who devote time to, the internal-use computer software. Once the project is substantially complete and ready for its intended use these costs are amortized on a straight-line basis over the technology's estimated useful life of three years. No amortization expense was recorded for the three and six months March 31, 2016 and 2015. In May 2016, the Company began amortizing its capitalized development costs.

F-20

GH CAPITAL INC.

CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS

March 31, 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-lived Assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Foreign Currency Transactions

The reporting and functional currency of the Company is the U.S. dollar. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of a sale arrangement exists, services have been rendered, the sales price is fixed and determinable and collectability is reasonably assured. The Company’s revenue is currently comprised of monthly recurring services provided to customers, for whom charges are contracted for over a specified period of time. Payments received from customers that are related to future periods are recorded as deferred revenue until the service is provided.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment topic of ASC Topic 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The Financial Accounting Standards Board (“FASB”) also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

F-21

GH CAPITAL INC.

CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS

March 31, 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company records compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third-parties are then revalued, or the total compensation is recalculated, based on the then current fair value, at each subsequent reporting date.

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the temporary differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates in effect for the year in which the differences are expected to affect taxable income. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of timing differences such as stock-based compensation and deferred revenue. A valuation allowance is provided against net deferred tax assets when the Company determines it is more likely than not that it will fail to generate sufficient taxable income to be able to realize the deferred tax assets.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of March 31, 2016 and September 30, 2015, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company has not filed its income tax returns for the period ended September 30, 2014 and for the year ended September 30, 2015. These tax years are subject to examination. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of March 31, 2016 and September 30, 2015.

Research and Development

Research and development costs are expensed as incurred.

(Loss) Income per Common Share and Common Share Equivalent

Basic (loss) income per share excludes dilution and is computed by dividing (loss) income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted (loss) income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the income of the Company. The Company had no dilutive securities outstanding during the three and six months ended March 31, 2016 and 2015.

F-22

GH CAPITAL INC.

CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS

March 31, 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Standards

From time to time, the FASB or other standards setting bodies will issue new accounting pronouncements. Updates to the FASB ASC are communicated through issuance of an Accounting Standards Update (“ASU”).

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”). ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. This new revenue recognition model provides a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2016 and interim periods within those periods. Early adoption is not permitted. The FASB has approved a one-year deferral of the effective date with the option to early adopt using the original effective date. Entities may use either a full retrospective or a modified retrospective approach to adopt ASU 2014-09. The Company is currently assessing the impact that adopting this new accounting guidance will have on its financial statements and footnote disclosures.

Recently Issued Accounting Standards (continued)

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern, that will require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. In connection with each annual and interim period, management will assess if there is substantial doubt about an entity’s ability to continue as a going concern within one year after the issuance date. Substantial doubt exists if it is probable that the entity will be unable to meet its obligations within one year after the issuance date. The new standard defines substantial doubt and provides example indicators. Disclosures will be required if conditions give rise to substantial doubt. However, management will need to assess if its plans will alleviate substantial doubt to determine the specific disclosures. This standard is effective for public entities for annual periods ending after December 15, 2016. Earlier application of this standard is permitted. This standard is not expected to have a material effect on the Company’s financial position, results of operations and cash flows.

On March 30, 2016, the FASB issued ASU No. 2016-09 (“ASU 2016-09”) to amend the accounting guidance for share-based payment accounting. The areas for simplification in ASU 2016-09 involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, forfeitures, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016 and early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

F-23

GH CAPITAL INC.

CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS

March 31, 2016

NOTE 3 – MARKETABLE SECURITIES

The Company classifies its marketable securities as available-for-sale securities, which are carried at their fair value based on the quoted market prices of the securities with unrealized gains and losses, net of deferred income taxes, reported as accumulated other comprehensive income (loss), a separate component of stockholders’ equity. Realized gains and losses on available-for-sale securities are included in net earnings in the period earned or incurred. The Company did not have any short-term investments as of September 30, 2015. For the three and six months ended March 31, 2016, realized losses from the sale of available-for-sale securities were $2,445 and $2.445, respectively.

The following summarizes the carrying value of marketable securities as of March 31, 2016:

March 31, 2016
Historical cost	$13,551
Unrealized loss included in accumulated other comprehensive loss	(2,257)
Balance, marketable securities, at fair value	$11,294

NOTE 4 - RELATED PARTY TRANSACTIONS

On March 30, 2015, the Company entered into a services contract with Global Humax Cyprus Ltd. (“Cyprus”), a related party. Under the terms of the contract, the Company will provide services to Cyprus for a period of two years from the date of the agreement. The Company received payments under the contract totaling $16,000, which is being recognized as revenue over the term of the agreement. For the six months ended March 31, 2016 and 2015, revenues – related party amount to $4,000 and $6,000, respectively, and at March 31, 2016 and September 30, 2015, deferred revenue – related party amounted to $8,000 and $12,000, respectively.

During the six months ended March 31, 2015, Cyprus paid various general and administrative expenses on behalf of the Company in the amount of $2,995. These advances are non-interest bearing and are due on demand. At March 31, 2016 and September 30, 2015, the Company owed Cyprus $3,173.

During the six months ended March 31, 2015, the Company’s Chief Executive Officer advanced $10 to the Company for working capital purpose. The advance is non-interest bearing and payable on demand. At March 31, 2016 and September 30, 2015, the Company owed its Chief Executive Officer $10.

For the six months ended March 31, 2016 and 2015, the Company paid cash compensation to a member of its board of directors in the amount of $4,200 and $0 in connection with a written agreement with the director, respectively.

F-24

GH CAPITAL INC.

CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS

March 31, 2016

NOTE 5 - STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized. Preferred stock may be issued in one or more series. The Company’s board of directors is authorized to issue the shares of preferred stock in such series and to fix from time to time before issuance thereof the number of shares to be included in any such series and the designation, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of such series. No shares of preferred stock have been issued as of March 31, 2016 and September 30, 2015.

Common Stock

On November 22, 2015, the Company issued 35,000 shares of common stock to an attorney for legal services rendered. The fair value of the shares was determined by using the most recent sale price of the common stock of $0.18 per common share. In connection with issuance of these common shares, the Company recorded stock-based professional fees of $6,300 for the six months ended March 31, 2016.

On January 7, 2016, the Company issued 70,000 shares of common stock valued at $.18 per common share or $12,600 to a third party vendor as part of a product development agreement. The shares were valued at the most recent cash price paid per share. In connection with these shares, the Company recorded capitalized development costs of $12,600.

NOTE 6 – SUBSEQUENT EVENTS

On May 19, 2016, the Company issued 146,667 shares of common stock for accounting services rendered. The fair value of the 146,667 shares was determined by using the most recent sale price of the common stock of $0.18 per common share for a fair value of $26,400 which will be recorded as stock-based accounting fees over the service period.

F-25

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following discussion provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Business Overview

We were incorporated on May 5, 2014 in the State of Florida. We intend to generate revenue through licensing our technology to third parties in Europe. More specifically, we will focus our sales efforts in Germany, Austria and Spain. At this time, we have no significant assets.

For the year ended September 30, 2015 and for the six months ended March 31, 2016, we generated revenues of $19,000 and $19,000, including revenues from a related party of $4,000 and $4,000, respectively. All of the revenues were a result of a related party service contract entered into with Global Humax Cyprus Ltd. (“Cyprus”).

We did not generate revenues for the period from inception on May 5, 2014, through September 30, 2014. Additionally, for the year ended September 30, 2015 and for the six months ended March 31, 2016, net loss amounted to $61,144 and $40,460, respectively. Since inception, our business activity has focused on the development of our corporate entity, business plan, marketing strategy, contact development, website design and product design, and development of our payment gateway called “ClickDirectPay”.

Plan of Operations

The Company’s strategy is to engage as many third party merchants to rely on its payment system. The Company charges each merchant a percentage of revenues, in addition to transaction fees. The Company’s President will personally attempt to acquire as many merchants to use the Company’s ClickDirectPay application to drive revenues.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 2 to our financial statements, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management’s discussion and analysis.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could be affected by those estimates. Included in these estimates are assumptions used in determining the lives of long-lived assets, valuation allowances for deferred tax assets and the fair value of our common stock, which from time to time may be issued in exchange for services provided in lieu of cash.

Marketable Securities

Pursuant to ASC 320, Investments – Debt and Equity Securities, marketable securities held by us are held for an indefinite period of time and thus are classified as available-for-sale securities. The fair value is based on quoted market prices for the investment as of the balance sheet date. Realized investment gains and losses are included in the statement of operations, as are provisions for other than temporary declines in the market value of available for-sale securities. Unrealized gains and unrealized losses deemed to be temporary are excluded from earnings (losses), net of applicable taxes, as a component of other comprehensive income (loss). Factors considered in judging whether an impairment is other than temporary include the financial condition, business prospects and creditworthiness of the issuer, the length of time that fair value has been less than cost, the relative amount of decline, and our ability and intent to hold the investment until the fair value recovers.

Capitalized Development Costs

Software development costs related to the development of our electronic payment platform software, which is developed for internal use, falls under the accounting guidance of ASC Topic 350-40, Intangibles Goodwill and Other–Internal Use Software, in which computer software costs are expensed as incurred during the preliminary project stage and capitalization begins in the application development stage once the capitalization criteria are met. Costs associated with post implementation activities are expensed as incurred. Costs capitalized during the application development stage include external direct costs of materials and services consumed in developing or obtaining internal-use software and payroll and payroll-related costs for employees who are directly associated with, and who devote time to, the internal-use computer software. Once the project is substantially complete and ready for its intended use these costs are amortized on a straight-line basis over the technology's estimated useful life of three years. No amortization expense was recorded for the year ended September 30, 2015 or for the six months ended March 31, 2016. We have begun to amortize capitalized development costs in May 2016.

Impairment of Long-lived Assets

In accordance with ASC Topic 360, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. We recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue Recognition

We recognize revenue when persuasive evidence of a sale arrangement exists, services have been rendered, the sales price is fixed and determinable and collectability is reasonably assured. Our revenue is currently comprised of monthly recurring services provided to customers, for whom charges are contracted for over a specified period of time. Payments received from customers that are related to future periods are recorded as deferred revenue until the service is provided.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment topic of ASC Topic 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The Financial Accounting Standards Board (“FASB”) also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. We record compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third-parties are then revalued, or the total compensation is recalculated, based on the then current fair value, at each subsequent reporting date.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASU 2014-09”). ASU 2014-09 outlines a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. This new revenue recognition model provides a five-step analysis in determining when and how revenue is recognized. The new model will require revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. ASU 2014-09 is effective for public entities for annual reporting periods beginning after December 15, 2016 and interim periods within those periods. Early adoption is not permitted. The FASB has approved a one-year deferral of the effective date with the option to early adopt using the original effective date. Entities may use either a full retrospective or a modified retrospective approach to adopt ASU 2014-09. The Company is currently assessing the impact that adopting this new accounting guidance will have on its financial statements and footnote disclosures.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern, that will require management to assess an entity’s ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. In connection with each annual and interim period, management will assess if there is substantial doubt about an entity’s ability to continue as a going concern within one year after the issuance date. Substantial doubt exists if it is probable that the entity will be unable to meet its obligations within one year after the issuance date. The new standard defines substantial doubt and provides example indicators. Disclosures will be required if conditions give rise to substantial doubt. However, management will need to assess if its plans will alleviate substantial doubt to determine the specific disclosures. This standard is effective for public entities for annual periods ending after December 15, 2016. Earlier application of this standard is permitted. This standard is not expected to have a material effect on the Company’s financial position, results of operations and cash flows.

On March 30, 2016, the FASB issued ASU No. 2016-09 (“ASU 2016-09”) to amend the accounting guidance for share-based payment accounting. The areas for simplification in ASU 2016-09 involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, forfeitures, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for annual periods beginning after December 15, 2016 and early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Results of Operations

Revenues

For the year ended September 30, 2015, we had $19,000 in revenues, including revenue from a related party of $4,000, as compared to $0 for the period from May 5, 2014 (inception) to September 30, 2014. We did not generate any revenues last year because the Company had just be begun its' operations.

For the six months ended March 31, 2016 and 2015, we had $19,000 and $11,000 in revenues, respectively, including revenues from a related party of $4,000 and $6,000, respectively. Revenues increased due to an increase in operations as compared to the prior period.

Cost of Revenues

For the year ended September 30, 2015, we had $8,189 in cost of revenues as compared to $0 for the period from May 5, 2014 (inception) to September 30, 2014. Cost of revenues increased as a reflection as an increase in revenues.

For the six months ended March 31, 2016 and 2015, we had $5,769 and $697 in cost of revenues, respectively. Cost of revenues increased as a reflection as an increase in revenues.

Operating Expenses

For the year ended September 30, 2015, we had $71,674 in operating expenses as compared to $76,450 for the period from May 5, 2014 (inception) to September 30, 2014, a decrease of $4,776. Operating expenses decreased due to a decrease in legal fees, decrease in consulting and offset by an increase in compensation primarily related to Stock based Compensation to a Director,

For the six months ended March 31, 2016, we had $50,572 in operating expenses as compared to $13,497 for the six months ended March 31, 2015, an increase of $37,075. Operating expenses increased primarily due to accounting fees related to our S-1 filing and an increase in compensation to a director.

Operating expenses consisted of the following:

	Six Months Ended March 31,		Year Ended September 30,	For the Period from May 5, 2014 (Inception) to September 30,
	2016	2015	2015	2014
	(Unaudited)	(Unaudited)
Compensation	$9,512	$—	$22,450	$—
Professional fees	36,507	12,637	40,529	76,450
Other selling, general and administrative expenses	4,553	860	8,695	—
Total	$50,572	$13,497	$71,674	$76,450

Loss from Operations

For the year ended September 30, 2015, we incurred a loss from operations of $60,863 as compared to $76,450 for the period from May 5, 2014 (inception) to September 30, 2014, a decrease of $15,587. The decrease of $15,587, was resulting from the discussion above.

For the six months ended March 31, 2016, we incurred a loss from operations of $37,341 as compared to $3,194 for the six months ended March 31, 2015, an increase of $34,147. The increase of $34,147, was resulting from the discussion above.

Other Expenses

For the year ended September 30, 2015, we incurred other expenses of $281 as compared to $0 for the period from May 5, 2014 (inception) to September 30, 2014.

For the six months ended March 31, 2016, we incurred total other expenses of $3,119 as compared to $0 for the six months ended March 31, 2015. The increase in other expenses was related to the recording of a loss on sale of marketable securities of $2,445 and a loss from foreign currency transactions of $674.

Net Loss

For the year ended September 30, 2015, we incurred a net loss of $61,144 or $(0.00) per common share as compared to $76,450 or $(0.01) per common share for the period from May 5, 2014 (inception) to September 30, 2014, a decrease of $15,306, resulting from the discussion above.

For the six months ended March 31, 2016, we incurred a net loss of $40,460 or $(0.00) per common share as compared to net loss of $3,194 or $(0.00) per common share for the six months ended March 31, 2015, and increase of $37,266, resulting from the discussion above.

Unrealized Loss on Available-for-sale Marketable Securities

For the six months ended March 31, 2016, we incurred an unrealized loss on available-for-sale marketable securities of $2,257 as compared to $0 for the six months ended March 31, 2015, an increase of $2,257 related to our marketable securities that we invested during 2015.

Comprehensive Loss

For the six months ended March 31, 2016, we incurred a comprehensive loss of $42,717 as compared to $3,194 for the six months ended March 31, 2015, an increase of $39,523 resulting from the discussion above.

Liquidity, Capital Resources, and Off-Balance Sheet Arrangements

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had working capital of $41,265 and $56,964 of cash at March 31, 2016 and working capital of $109,856 and $128,627 of cash at September 30, 2015.

Cash flows for the year ended September 30, 2015 compared to the period from May 5, 2014 (inception) to September 30, 2014

Net cash flow used in operating activities was $11,056 for the year ended September 30, 2015 as compared to $0 for the period from May 5, 2014 (inception) to September 30, 2014.

●	Net cash flow used in operating activities for the year ended September 30, 2015 primarily reflected a net loss of $61,144 and the add-back of non-cash items consisting of stock-based compensation of $18,250, and changes in operating assets and liabilities primarily consisting of an increase in prepaid expenses of $7,125, an increase in accounts payable of $11,963 and an increase in deferred revenues of $27,000.

●	Net cash flow used in operating activities for the period ended September 30, 2014 primarily reflected a net loss of $76,450 and the add-back of non-cash items consisting of stock-based compensation of $25,700, and changes in operating assets and liabilities consisting of an increase in accounts payable of $50,750.

Net cash flow used in investing activities was $9,500 for the year ended September 30, 2015 as compared to $0 for the period ended September 30, 2014. During the year ended September 30, 2015, we incurred capitalized development costs of $9,500.

Net cash provided by financing activities was $149,183 for the year ended September 30, 2015 as compared to $0 for the period ended September 30, 2014. During the year ended September 30, 2015, we received net proceeds from the sale of common stock of $146,000, and proceeds from related party advances of $3,183.

Cash flows for the six months ended March 31, 2016 as compared to six months ended March 31, 2015

Net cash flow used in operating activities was $23,493 for the six months ended March 31, 2016 as compared to $3,011 for the six months ended March 31, 2015.

●	Net cash flow used in operating activities for the six months ended March 31, 2016 primarily reflected a net loss of $40,460 and the add-back of non-cash items consisting of stock-based compensation of $11,613 and loss on sale of marketable securities of $2,445, and changes in operating assets and liabilities primarily consisting of a decrease in prepaid expenses of $6,525, an increase in accounts payable of $15,384, and a decrease in deferred revenues of $19,000.

●	Net cash flow used in operating activities for the six months ended March 31, 2015 primarily reflected a net loss of $3,194 and changes in operating assets and liabilities consisting of a decrease in subscription receivable of $5,300, an increase in accounts receivable of $11,000, and an increase in accounts payable of $5,883.

Net cash flow used in investing activities was $48,170 for the six months ended March 31, 2016 as compared to $0 for the six months ended March 31, 2015. During the six months ended March 31, 2016, we purchased marketable securities of $19,162, and incurred capitalized development costs of $32,174, offset by the receipt of proceeds from the sale of marketable securities of $3,166.

Net cash provided by financing activities was $0 for the six months ended March 31, 2016 as compared to $3,011 for the six months ended March 31, 2015. During the six months ended March 31, 2015, we received proceeds from related party advances of $3,005 and had a bank overdraft of $6.

Cash Requirements

Our management does not believe that our current capital resources will be adequate to continue operating our company and maintaining our business strategy for much more than 15 months. At the date hereof, we have minimal cash at hand. We require additional capital to implement our business and fund our operations.

Since inception we have funded our operations primarily through equity financings and we expect that we will continue to fund our operations through the equity and debt financing, either alone or through strategic alliances. Additional funding may not be available on favorable terms, if at all. We intend to continue to fund our business by way of equity or debt financing until natural revenues can support the Company. If we raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all of your investment.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of July 21, 2016.

Name	Age	Position
Wolfgang Ruecker	38	President, Chief Executive Officer and Director
Carl Podeyn	43	Secretary, Chief Operating Officer and Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Wolfgang Ruecker is the founder of GH Capital Inc., and has been the Company’s President, Chief Executive Officer and Director, since inception. Prior to this, Mr. Ruecker co-founded Global Humax Cypress in 2008, a payment processing provider in Europe. He continues to serve as a director and officer of Global Humax Cypress. Mr. Ruecker has over 15 years of experience in the financial services industry as a venture capitalist.

Carl Podeyn is the Secretary, Chief Operating Officer (CEO) and Director of the Company. He has served in these roles since April 15, 2015. Mr. Podeyn was employed by Capital One from 2012 to 2015. In these roles he specialized in billing disputes and fraud investigations. Prior to this, he was a loss mitigation specialist with IBM Global Business Services. Mr. Podeyn has a BA in Liberal Studies from Portland State University.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
  been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

Family Relationships

There are no family relationships among any of our officers or directors.

Employment Agreements

Mr. Ruecker is not subject to any formal employment agreement. He has agreed to provide services to us without compensation until such time as either we have earnings from revenue, at which time we will re-consider paying them salaries.

On April 15, 2015, we entered into an agreement with Mr. Podeyn. In exchange for his service to the Company as a director and Chief Operating Officer, we issued 150,000 shares of restricted common stock valued at $.16 per share, representing the most recent cash price paid per share at that time, for a total value of $24,000 to Mr. Podeyn. The shares vest in four equal tranches every four months through April 15, 2016.

Involvement in Certain Legal Proceedings

Certain conditions may exist as of the date the financial statements are issued. These conditions may result in a future loss to us but which will only be resolved when one or more future events occur or fail to occur. We and our legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, our legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Wolfgang Ruecker, our President and Chief Executive Officer and Carl Podeyn, our Chief Operating Officer for all services rendered in all capacities to us in fiscal year 2015. These executive officers are referred to as the “named executive officers” throughout this report.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal year 2015.

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals ($)

Wolfgang Ruecker President and Chief Executive Officer	2015	$—	$—	$—	$—	$—	$—	$—
	2014	$—	$—	$—	$—	$—	$—	$—
Carl Podeyn COO and Director (1)	2015	$4,200	$—	$24,000	$—	$—	$—	$28,200
	2014	$—	$—	$200	$—	$—	$—	$200

(1)	During the year ended September 30, 2015, Mr. Podeyn received cash of $4,200 and 150,000 common shares valued at $0.16 per share of $24,000. During the period ended September 30, 2014, Mr. Podeyn received 2,500 common shares valued at $0.08 per share of $200.

Outstanding Equity Awards at Fiscal Year-End Table

We had no outstanding equity awards as of the end of fiscal year 2015.

Compensation of Directors

Other than compensation expense disclosed above, our directors receive no other compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 17, 2016 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

Name of Beneficial Owner and Address (1)	Number of Shares Beneficially Owned	Percent of Class (2)
5% Shareholders
ROCHE BOSEK	5,000,000	14.75%
THOMAS MIELKE	3,501,250	10.33%
ERIK SVEN OETZBACH	2,500,000	7.37%
WOLFGANG RUECKER	20,000,000	59.00%
Directors and Executive Officers
WOLFGANG RUECKER	20,000,000	59.00%
CARL C PODEYN	152,500	0.45%

All directors and officers as a group (2 people)	20,152,500	59.45%

(1)	Unless otherwise noted, the address of each beneficial owner is c/o GH Capital Inc., 200 South Biscayne Boulevard, Suite 2790, Miami, FL 33131
(2)	Based on 34,537,417 shares of common stock issued and outstanding as of May 24, 2016.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

On March 30, 2015, the Company entered into a services contract with Global Humax Cyprus Ltd. (“Cyprus”), a related party. Cyprus is related to the Company since Mr. Ruecker owns and operates Cyprus. Under the terms of the contract, the Company will provide services to Cyprus for a period of two years from the date of the agreement. To date, the Company has received payments under the contract totaling $16,000, which is being recognized as revenue over the term of the agreement. For the year ended September 30, 2015, revenues – related party amount to $4,000 and at September 30, 2015, deferred revenue – related party amounted to $12,000.

The Company paid cash compensation to a member of its board of directors in the amount of $4,800 in connection with a written agreement with the director (see Note 3).

Pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, on May 5, 2014, we issued 20,000,000 shares of our common stock to our founder, Wolfgang Ruecker, at a value of $.055 per shares in exchange for the founder paying $11,000 of Company expenses. In connection with issuance of these common shares, we recorded a subscription receivable of $11,000 which was reflected on the accompanying balance sheet at September 30, 2014 and was received in fiscal 2015 in the form of legal and other expenses paid by the founder.

Pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, during the period from May 5, 2014 (inception) to September 30, 2014, we issued 9,000,000 shares of common stock to initial investors in exchange for the initial investors’ payment of the Company’s legal fees and expenses totaling $50,250. In connection with issuance of these common shares, during the period from May 5, 2014 (inception) to September 30, 2014, we reduced accounts payable by $34,875, the amount that such investors paid for our legal fees and other expenses, and recorded a subscription receivable of $15,375 which was reflected on the accompanying balance sheet at September 30, 2014. In October 2014, such investors paid additional legal fees and expenses on behalf of the Company and we reduced the subscription receivable. The 9,000,000 shares of common stock were valued at a range from $.0055 to $.0058 per common share.

Pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, on April 15, 2015, we entered into an agreement with a member of our Board of Directors. In exchange for this member’s service to us as a director and Chief Operating Officer, we issued 150,000 shares of restricted common stock valued at $.16 per share, representing the most recent cash price paid per share at that time, for a total value of $24,000 to the Director. The shares vest in four equal tranches every four months through April 15, 2016. We recorded compensation cost using the graded vesting method. Accordingly, we recorded compensation expense of $18,250 during the year ended September 30, 2015 to represent the vested portion and a prepaid expense of $5,750 at September 30, 2015 to represent the unvested portion.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Under Section 607.0850 of Title XXXVI, Business Organizations, Chapter 607, Corporations, of the 2010 Florida Statutes, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

The Company has chosen to indemnify its directors and officers are as permitted by the Florida corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

16,997,417 SHARES OF COMMON STOCK

GH CAPITAL INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is July 21, 2016

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$258
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$14,500
Legal fees and expense	$25,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$39,758

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Florida corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER		DESCRIPTION
3.1	(1)	Articles of Incorporation
3.2	(1)	By-Laws
5.1		Opinion of Stark & Stark, PC.
10.1		Letter of Intent with Akshar Technologies Ltd
10.2		Director Agreement with Carl Podeyn
23.1		Consent of D’Arelli Pruzansky, P.A

(1) Incorporated by reference to the Registrant’s Form S-1 as filed with the Commission on June 2, 2016.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, there onto duly authorized, in the City of Miami, State of Florida, on July 21, 2016.

GH CAPITAL INC.

By:	/s/Wolfgang Ruecker
Wolfgang Ruecker
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Wolfgang Ruecker	President, Chief Executive Officer, Chief Financial Officer, Controller and Director	July 21, 2016
Wolfgang Ruecker

/s/Carl Podeyn	Chief Operating Officer and Director	July 21, 2016
Carl Podeyn

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